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                                                                    EXHIBIT 23.5


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 26, 1997 on the financial statements of GulfMark Retained Assets (a business segment of GulfMark International, Inc.) at December 31, 1996 and 1995 and each of the three years in the period ended December 31, 1996 and to all references to our Firm included in this Registration Statement.


ARTHUR ANDERSEN LLP

Houston, Texas
May 26, 1998